[G REIT, Inc. Logo]

Contact: Jill Swartz

Triple Net Properties, LLC

1551 N. Tustin Avenue, Suite 300

Santa Ana, CA 92705

714-667-8252 ext. 251

jswartz@1031nnn.com

G REIT, INC. BOARD OF DIRECTORS APPROVES
THIRD SPECIAL LIQUIDATING DISTRIBUTION

Santa Ana, California, September 26, 2007 – Scott D. Peters, chief executive officer and president of G REIT, Inc., announced that the board of directors of G REIT, Inc. has approved a third special liquidating distribution of approximately $43,920,000, or approximately $1.00 per share of common stock, pursuant to the terms of the plan of liquidation approved by its stockholders on February 27, 2006. The third special liquidating distribution will be paid on November 9, 2007.

The payment of the third special liquidating distribution will result in a total amount of $346,970,000, or $7.90 per share, paid to date in special liquidating distributions. In addition, a total amount of $31,594,000, or $0.72 per share, has been paid to date to stockholders in monthly liquidating distributions, for an aggregate amount of liquidating distributions paid to date of $378,564,000, or $8.62 per share.

Monthly liquidating distributions at the annual rate of 7.5 percent will continue to be paid and will now be computed on a remaining balance of $2.10 per share, effective with the monthly December 2007 liquidating distribution to be paid in January 2008.

Pursuant to a stockholder-approved plan of liquidation, G REIT sold ten properties in 2006 and nine thus far in 2007. Six G REIT properties remain and are currently being marketed for sale. In G REIT’s June 30, 2007 Quarterly Report on Form 10-Q, management estimated a cumulative net liquidation value of approximately $11.04 per share of common stock. A detailed description of the plan of liquidation is available in G REIT’s definitive proxy statement filed with the Securities and Exchange Commission on January 13, 2006.

Triple Net Properties, LLC, the advisor to G REIT, Inc., is a wholly-owned subsidiary of NNN Realty Advisors, Inc., a nationwide commercial real estate asset management and services firm. Triple Net Properties, LLC and affiliates manage a growing portfolio of nearly 39 million square feet of real estate, including more than 10,000 apartment units, with a combined market value of approximately $5.3 billion. Triple Net Properties, LLC and affiliates are currently buying and

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selling properties throughout the United States, offering a full range of commercial real estate investments, including tenant-in-common (TIC) programs for investors structuring tax-deferred (like-kind) exchanges under Section 1031 of the Internal Revenue Code, real estate investment trusts (REITs), value added property funds, and institutional investments.

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This press release may contain forward-looking statements. Statements with respect to the timing and amount of liquidating distribution to be paid to stockholders, statements regarding asset dispositions and statements that are not descriptions of historical fact, including statements regarding management’s intentions, beliefs, expectations, representations, plans or predictions of the future, are “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Federal Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those set forth in such statements. These risks, uncertainties and contingencies include, but are not limited to, the following: uncertainties and contingencies relating to the processing of the liquidating distribution by our transfer agent; uncertainties relating to our asset portfolio; uncertainties relating to the implementation of our liquidation strategy; uncertainties relating to the disposition of properties pursuant to our purchase and sale agreements; uncertainties relating to our operations; and other risk factors as detailed from time to time in our periodic reports as filed with the Securities and Exchange Commission. We undertake no obligation to revise or update publicly any forward-looking statements.

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